EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-112032 of Southwestern Public Service Company (a New Mexico Corporation and wholly-owned subsidiary of Xcel Energy, Inc.) and subsidiary on Form S-4, of our report dated February 24, 2003 (which report expresses an unqualified opinion), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
January 30, 2004